EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2011, in the Registration Statement (Form S-1) and related Prospectus of SciQuest, Inc. for the registration of shares of 4,525,702 its common stock.
/s/ Ernst & Young LLP
Raleigh, North Carolina
March 9, 2011